RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”), dated as of December 28, 2011 is made by and between World Surveillance Group Inc., a Delaware corporation (“Company”), and Daniyel Erdberg, Glenn D. Estrella, Barbara M. Johnson, and W. Jeffrey Sawyers (collectively, the “Employees”, and each individually, an “Employee”, and together with the Company, the “Parties”, or each individually, a “Party”).

WHEREAS, the Compensation Committee of the Company’s Board of Directors has granted an aggregate of 5.0 million shares (the “Shares”) of common stock, par value $0.00001 per share, of the Company (the “Common Stock”) to the Employees pursuant to the 2011 Equity Compensation Incentive Plan (the “Plan”) in such individual amounts as set forth below each Employee’s name on the signature page hereto, as compensation for remaining with the Company in addition to and not in lieu of any accrued salaries on the books of the Company; and

WHEREAS, the Parties agree that the Shares shall be subject to the restrictions set forth below in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge the parties agree as follows:

1.       Grant. On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth, the Company hereby grants pursuant to the Plan to each Employee, and each Employee hereby accepts, a restricted stock award of that number of Shares as set forth below such Employee’s name on the signature page hereto.  The grants are made effective as of the date hereof (the “Effective Date”).  The Shares shall be issued in book-entry or stock certificate form in the names of the Employees as of the Effective Date and delivered to the Employees on the Effective Date or as soon thereafter as practicable.

2.       Taxes. The Company shall pay all payroll and other taxes in connection with this grant and the issuance of the Shares owing either by the Company and/or the Employees (other than individual income taxes and/or capital gains taxes on any subsequent sale by the Employee of the Shares). The Company shall bonus to the Employee in cash no later than ten (10) business days before the date such taxes are due the amount of any such taxes due and payable by such Employee in connection with this grant and the issuance of the Shares.

3.       Representations and Warranties and Covenants. Each Party hereby represents, warrants and covenants to the other Party, on behalf of itself and no other Party, as follows:

a.   Authorization. Each Party represents for itself and no other Party that:

i.   It has all requisite power and authority to execute and deliver this Agreement, and to carry out and perform its obligations under the terms hereof. All action on the part of such Party necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of such Party’s obligations herein, has been taken.

ii.   This Agreement, when executed and delivered by it, will constitute the valid and legally binding obligation of such Party, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

iii.   No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by it in connection with the execution and delivery of this Agreement by such Party or the performance of such Party’s obligations hereunder.

b.   Brokers or Finders. Each Party represents that it has not engaged any brokers, finders or agents, and that the other Party has not, and will not, incur, directly or indirectly, as a result of any action taken by it, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions related hereto.

4.          Governing Law; Entire Agreement; Counterparts. The interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without regards to the principles of conflicts of laws thereof. This Agreement contains the entire agreement of the Parties with respect to the subject matter hereof and supercedes all prior agreements and understandings, oral or written, with respect to such matters, and there are no representations, covenants, or other agreements except as stated or referred to herein. Neither this Agreement nor any of the provisions herein shall be modified, waived, discharged, or terminated except by an instrument in writing signed by the Party against whom any modification, waiver, discharge, or termination is sought. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the Parties, notwithstanding that all Parties are not signatories to the same counterpart.

5.         Restrictions. During a period from the date of this Agreement until January 31, 2012, an Employee’s Shares shall be forfeited by such Employee in the event during such period either such Employee voluntarily terminates his or her employment with the Company or such Employee is terminated by the Company as a result of his or her violation of a criminal statute which constitutes a felony. In such case of forfeiture, Employee shall promptly transfer such forfeited Shares back to the Company. Subject to the provisions of this Agreement, upon the issuance of the Shares to an Employee, Employee shall become the owner thereof for all purposes and shall have all rights as a stockholder, including voting rights and the right to receive dividends and distributions, with respect to the Shares but he or she may not sell, dispose of or otherwise transfer the Shares while they are restricted hereunder, except by operation of law.  If the Company shall pay or declare a dividend or make a distribution of any kind, whether due to a reorganization, recapitalization or otherwise, with respect to the shares of Company common stock constituting the Shares, then the Company shall pay or make such dividend or other distribution with respect to the Shares; provided, however, that the cash, stock or other securities and other property constituting such dividend or other distribution shall be held by the Company subject to the restrictions applicable hereunder to the Shares until the Shares are either forfeited by Employee and transferred to the Company or the restrictions thereon terminate as set forth in this Agreement.  If the Shares with respect to which such dividend or distribution was paid or made are forfeited by Employee pursuant to the provisions hereof, then Employee shall not be entitled to receive such dividend or distribution and such dividend or distribution shall likewise be forfeited and transferred to the Company.  If the restrictions applicable to the Shares with respect to which such dividend or distribution was paid or made terminate in accordance with the provisions of this Agreement, then Employee shall be entitled to receive such dividend or distribution with respect to such shares, without interest, and such dividend or distribution shall likewise be delivered to Employee.

2

6.     Legends. The Employees understand and agree that the certificates evidencing the Shares shall bear a legend in substantially the form as follows (in addition to any legend required by any other applicable agreement or under applicable state securities laws):

“THE SHARES HAVE BEEN ISSUED PURSUANT TO THE TERMS OF A RESTRICTED STOCK AGREEMENT DATED DECEMBER 28, 2011 AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, DISCOUNTED, EXCHANGED, PLEDGED OR OTHERWISE ENCUMBERED OR DISPOSED OF IN ANY MANNER, EXCEPT AS SET FORTH IN THE TERMS OF SUCH AGREEMENT. A COPY OF SUCH AGREEMENT IS ON FILE IN THE OFFICE OF THE COMPANY.

[Remainder of Page Intentionally Left Blank]

3

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective representatives thereonto duly authorized as of the day and year first above written.

WORLD SURVEILLANCE GROUP INC.

By	: /s/ Glenn D. Estrella
Name: Glenn D. Estrella
Title: President and CEO

EMPLOYEES:

/s/ Daniyel Erdberg
Daniyel Erdberg
1,500,000 Shares

Address:	1885 NE 117 Road
North Miami, FL 33181

/s/ Glenn D. Estrella
Glenn D. Estrella
1,500,000 Shares

Address:	1608 Sheridan Drive
Wall Township, NJ 07753

/s/ Barbara M. Johnson
Barbara M. Johnson
1,500,000 Shares

Address:	411 Walnut Street, #4440
Green Cove Springs, FL 32043

/s/ W. Jeffrey Sawyers
W. Jeffrey Sawyers
500,000 Shares

Address:	131 Calabria Springs Cove
Sanford, FL 32771

4